Exhibit 99.1

NEWS RELEASE For Immediate Release For additional information contact: Stephen R. Theroux, President 603-863-0886

NEW HAMPSHIRE THRIFT BANCSHARES, INC.,

HOLDING COMPANY OF LAKE SUNAPEE BANK, fsb,

ANNOUNCES AGREEMENT TO ACQUIRE INSURANCE AGENCY

Newport, New Hampshire – October 11, 2011– New Hampshire Thrift Bancshares, Inc. (the “Company”) (NasdaqGM: NHTB), the holding company for Lake Sunapee Bank, fsb (the “Bank”), is pleased to announce its agreement to acquire McCrillis & Eldredge Insurance, Inc., (“McCrillis & Eldredge”) of Newport, New Hampshire. The acquisition is expected to close within thirty days.

McCrillis & Eldredge is a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products, including life, health, auto, and homeowner insurances. As a division of the Bank, the agency will operate under the name McCrillis & Eldredge Insurance.

Stephen R. Theroux, President of NHTB, said, “The acquisition of McCrillis & Eldredge is consistent with our goal of providing comprehensive financial solutions to our customers. With the addition of insurance, we can offer a full range of products to serve our customers – from loans and deposits to investments and insurance. The employees of McCrillis & Eldredge are known for their outstanding customer service, are respected within our community, and will be a great fit with our organizational values.”

David McCrillis, Vice President of McCrillis & Eldredge, said, “We look forward to our new partnership with Lake Sunapee Bank, and we remain committed to serving customers and the communities in which we have operated over the years.”

About McCrillis & Eldredge Insurance, Inc.

McCrillis & Eldredge Insurance, Inc. is an independent insurance agency providing quality protection in New Hampshire & Vermont for over 120 years with offices located in Newport, NH & New London, NH. McCrillis & Eldredge Insurance, Inc. is built on the principles of providing superior customer service and quality insurance solutions.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the parent company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank providing a wide range of banking and financial services through twenty-eight offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.0 billion.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

NEWS RELEASE For Immediate Release	For additional information contact: Stephen R. Theroux President 603-863-0886

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

ANNOUNCES QUARTERLY DIVIDEND

Newport, New Hampshire, October 11, 2011 – New Hampshire Thrift Bancshares, Inc. (NasdaqGM: NHTB) has declared a regular quarterly cash dividend of thirteen cents ($0.13) per share payable October 28, 2011, to stockholders of record as of October 21, 2011.

NHTB is the parent company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank providing a wide range of banking and financial services through twenty-eight offices strategically located in west-central New Hampshire and central Vermont.

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